POTLATCHDELTIC CORPORATION BENEFITS PROTECTION TRUST AGREEMENT

(As Amended and Restated Effective September 1, 2018)

TABLE OF CONTENTS

SECTION 1. DEFINITIONS1

SECTION 2. CREATION OF TRUST; CONTRIBUTIONS4

SECTION 3. PAYMENTS FROM THE TRUST5

SECTION 4. MANAGEMENT OF TRUST ASSETS8

SECTION 5. POWERS OF TRUSTEE12

SECTION 6. TAXES, EXPENSES AND COMPENSATION OF TRUSTEE13

SECTION 7. RECORDS AND ACCOUNTING13

SECTION 8. INDEMNIFICATION AND LIMITATION OF LIABILITY14

SECTION 9. ADMINISTRATION OF THE PLANS; COMMUNICATIONS15

SECTION 10. RESIGNATION OR REMOVAL OF TRUSTEE15

SECTION 11. AMENDMENT OF AGREEMENT; TERMINATION OF TRUST16

SECTION 12. CONFIDENTIALITY17

SECTION 13. FORCE MAJEURE17

SECTION 14. GOVERNING LAW; SEVERABILITY18

POTLATCHDELTIC CORPORATION BENEFITS PROTECTION TRUST AGREEMENT

As Amended and Restated Effective September 1, 2018

This amended and restated Trust Agreement, originally made as of January 1, 1990 and most recently amended and restated as of February 14, 2014, by and between POTLATCHDELTIC CORPORATION, a Delaware corporation (the "Company") and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Trustee"), is hereby amended and restated to read as follows, effective as of September 1, 2018.

WITNESSETH:

Whereas the Company has adopted the nonqualified deferred compensation plans, programs and policies and has entered into the contracts listed on Schedule 1 (collectively, the "Plans") and may adopt or enter into other such plans, programs, policies and contracts which will be listed from time to time on Schedule 1; and

Whereas the Company's obligations pursuant to the Plans are not funded or otherwise secured and the Company desires to take steps to assure that, subject to the claims of the Company's general creditors, the future payment of amounts under the Plans will not be improperly withheld in the event that a Change of Control (as hereinafter defined) of the Company should occur;

Whereas the Company wishes to establish a trust (hereinafter called a "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as defined herein, until paid to participants and beneficiaries of the Plans in such manner and at such times as specified in the Plans;

Whereas, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("BRISA") or as an a1Tangement otherwise not subject to ERISA;

Whereas, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

Now, therefore, the Company and the Trustee hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

SECTION 1. DEFINITIONS

(a)"Benefit Commitments" means:

(i)all benefits that are accrued or payable (whether on a current or deferred basis) under the Plans as of the date of the Change of Control and

(ii)all benefits that may become payable under the Plans as in effect on the date of the Change of Control as a result of termination of a participant's employment after such Change of Control, as described in Section 2(d).

(b)	"Change of Control" means the occurrence of any of the following events:

(i)The consummation of a merger or consolidation involving the Company (a "Business Combination"), in each case, unless, following such Business Combination,

(A)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company (the "O1.1tstandingCommon Stock") and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company either directly or through one (1) or more subsidiaries),

(B)	no individual, entity or group (within the meaning of

Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or such other corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock or common equity of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately p1ior to the Business Combination, or

(C)at least a majority of the members of the Board of Directors of the Company or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for, or of the action of the Board to approve, such Business Combination; or

(ii)

Individuals who, as of May 6, 2013 constitute the Board of Directors of tl1e Compm1y (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Company subsequent to May 6, 2013 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors of

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the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual, whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Company, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Incumbent Board; or

(iii)	The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either:
(A)	the then Outstanding Common Stock, or
(B)	the combined voting power of the Outstanding Voting Securities, provided, however, that the following acquisitions shall not be deemed to be covered by this paragraph:

(I)any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company;

(II)	any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company; and

(III)

any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (i) of this definition; or

(iv)The consummation of the sale, lease or exchange of all or substantially all of the assets of the Company.

(c)"Company" means PotlatchDeltic Corporation, a Delaware corporation, and its successor and assigns.

(d)"Insolvent" and "Insolvency" means that the Company is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(e)"Participants" mean the active and former directors and employees of the Company or its subsidiaries or affiliates who are entitled to benefits under the Plans.

(f)"Plans" mean the nonqualified plans, programs, policies and contracts listed on Schedule I adopted or maintained by the Company or a subsidiary or affiliate of the Company. The Company may from time to time add to or delete items from Schedule 1 by notifying the Trustee in writing; provided, however, that no such change to Schedule 1 may be

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made after a Change of Control has occurred. The Company shall provide the Trustee with a current copy of each Plan and any amendments thereto.

(g)"Trust" means the PotlatchDeltic Corporation Benefits Protection Trust established pursuant to this Agreement.

(h)"Trustee" means Wells Fargo Bank, National Association, or any successor trustee appointed pursuant to Section 10.

(i)"Trust Fund" means all moneys, securities and other property held by the Trustee under the Trust.

SECTION 2. CREATION OF TRUST; CONTRIBUTIONS

(a)Concurrently with the original execution of this Agreement, the Company deposited with the Trustee a certain amount in cash, which became the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Agreement. From time to time the Company shall also deposit with the Trustee such contributions as may be permitted or required pursuant to Sections 2(c) and 2(d) of this Agreement. All such contributions and all accumulations and accruals, and the income (net of expenses and taxes) with respect thereto, shall be held by the Trustee in trust pursuant to this Agreement and shall be invested, reinvested and applied as provided herein. The Trustee hereby accepts being named as Trustee under tl1is Agreement and agrees to hold the Trust Fund subject to all of the terms and conditions hereof.

(b)The Trust established hereunder shall be revocable by the Company at any time before a Change of Control, but shall be irrevocable upon and after a Change of Control. The Trust is intended to be a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as ai11ended, (more commonly known as a "rabbi trust") and shall be construed accordingly. All income earned on the assets of the Trust Fund shall be taxable to the Company, whether before or after the Trust becomes irrevocable. All taxes with respect to the Trust shall be payable by the Company from its separate funds and shall not be charged against the Trust Fund. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as set forth herein. Participants and their beneficiaries shall have no preferred claim on, or beneficial ownership interest in, ai1y assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of participants of the Plans and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of insolvency.

(c)The Company, with the concurrence of the Trustee, may at ai1y time deposit with the Trustee additional cash or marketable securities to be credited to the Trust Fund. Neither the Trustee nor any participant or beneficiary of the Plans shall have any right to compel such additional deposits.

(d)Within 30 days after a Change of Control has occurred, the Company shall irrevocably deposit with the Trustee cash or marketable securities (other than stock or debt obligations of the Company) to be credited to the Trust Fund in an amount which, when added to any funds already credited to the Trust Fund, the Company reasonably determines will be at least sufficient to pay:

(i)the Benefit Commitments, and

(ii)all anticipated future expenses of the Trust Fund, including the fees and expenses of the Trustee described in Section 6(b).

(e)

Upon a Change of Control and at least annually after a Change of Control, the Company shall retain an actuary to re-determine the amount determined pursuant to (d) above. Such re-determination shall be performed using the factors and assumptions set forth in the Plans listed on Schedule I. If the current fair market value of the assets of the Trust Fund does not equal or exceed 110% of the amount so re-determined, the Trustee shall so advise the Company and the Company shall, within 30 days after receiving such notice, make an irrevocable contribution to the Trust equal to the excess of the re-determined amount over the current fair market value of the assets of the Trust Fund.

(f)The Trustee shall not be responsible for the computation or collection of any contribution to the Trust Fund.

(g)Notwithstanding the provision of the Trust to the contrary, in order to comply with Section 409A(b) of the Internal Revenue Code of 1986 as amended (the "Code"), the following rules shall apply:

No assets will become restricted to the provision of benefits in connection with a change in the Company's financial health or the occurrence of a "restricted period" as defined in

Section 409A(b)(3)(B), and the Company shall not make contributions to the Trust for the purpose of paying deferred compensation to an "applicable covered employee" as defined in Section 409A(b)(3)(D) of the Code under a nonqualified deferred compensation plan during such restricted period. In the event that contributions are made during a restricted period for the benefit of persons other than "applicable covered employees," the Company will thereafter direct the Trustee to establish such sub-accounts as necessary to separate funding contributed for the benefit of applicable covered employees" and other persons.

SECTION 3. PAYMENTS FROM THE TRUST

(a)Upon the effective date of this Agreement, the Company shall furnish the Trustee with written information regarding the Participants and their beneficiaries under the Plans and the dates of distribution and amounts of benefits under the Plans and shall update such information on a regular basis. The entitlement of a Participant or beneficiary of the Plans to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

(b)The Company shall have tl1e duty to notify the Trustee if a Change of Control occurs. After a Change of Control, tl1e Company shall: (i) within 30 days furnish to the Trustee the information described in (a) above with respect to the Benefit Commitments which are then payable under the Plans; (ii) update such information with respect to all Plans not less

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frequently than annually; and (iii) furnish the Trustee with any other information the Trustee may reasonably request witl1in 30 days after such request.

(c)Before a Change of Control, the Trustee shall make payments from the Trust Fund to Participants and their beneficiaries under the Plans if so directed by the Company. The Company shall deliver to the Trustee a schedule (a "Payment Schedule") that indicates the amounts payable in respect of each Participant and beneficiary of the Plans, that provides a f01mula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to participants and beneficiaries of the Plans in accordance with the Payment Schedule. The Company shall have the right to direct the Trustee to pay over to the Company funds from the Trust Fund for any purpose at any time before a Change of Control.

(d)

After a Change of Control, the Trustee shall pay benefits due in accordance with the Payment Schedule. After a Change of Control, the Company shall continue to make the determination of benefits due to Participants or their beneficiaries and shall provide the Trustee with an updated Payment Schedule, to include state and federal tax withholding guidelines, of benefits due; provided however, a Participant or their Beneficiaries may make application to the Trustee for an independent decision as to the amount or fom1 of their benefits due under the Plans.

(e)	Except as provided in Section l l(f), no funds shall be paid by tl1e Trustee to the Company after a Change of Control.

(f)Payments to Participants and their beneficiaries pursuant to Sections 3(c) and 3(d) shall be made by the Trustee to the extent that funds in the Trust Fund are sufficient for such purpose. The Company may make payment of benefits directly to Participants and their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. The Company may direct the Trustee in writing to reimburse the Company from the Trust assets for amounts paid directly to the Participants or their beneficiaries by the Company. The Trustee shall reimburse the Company for such payments promptly after receipt by the Trustee of satisfactory evidence that the Company has made the direct payments. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due or shall direct the Trustee as to modifications required to the then current Payment Schedule. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the amount or form of the Participant's or beneficiary's payment hereunder. In making its dete1mination, the Trustee may consult with and make such inquiries of such persons, including the Participant or beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith

[40679119.2

determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(g)The Board of Directors and the Chief Executive Officer of the Company shall have the duty to notify the Trustee in writing of the Company's Insolvency. Except as provided in the next sentence or to the extent the Trustee has actual knowledge of insolvency, the Trustee shall have no duty to inquire whether the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company is Insolvent, the Trustee shall independently determine or, within 30 days after receipt of such notice, shall petition a court to determine whether the Company is Insolvent and shall suspend benefit payments pending such determination. The Company shall promptly provide all information reasonably requested by the Trustee to enable the Trustee or the court to make such determination. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee a reasonable basis for making a determination concerning the Company's solvency. If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Agreement shall in any way diminish the rights of Participants and their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

01)The Trustee shall resume the payment of benefits to Participants and their beneficiaries only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent.) Provided that there are sufficient assets, if the Trustee discontinues or suspends benefit payments under Section 3(h) or 3(i) and subsequently resumes such payments, the first payment following such discontinuance or suspension shall include the aggregate amount of all payments that would have been made under the Plans during the period of discontinuance or suspension, less the aggregate amount of any payments made by the Company to the Participant or beneficiary pursuant to the Plans during such period, together with interest equal to 120% of the long-term applicable federal rate, with quarterly compounding, as published under Section 1274(d) of the Code for the first month of each calendar quarter. The Company will direct the Trustee as to the amount of such first payment following discontinuance or suspension.

(i)No Participant or beneficiary shall have any claim on or beneficial ownership interest in any assets of the Trust Fund before such assets are paid to the Participant or beneficiary, and all rights created under the Plans shall be unsecured contractual rights against the Company.

(j)Except as otherwise provided hereunder, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their beneficiaries pursuant to the te1ms of tl1e Plans.

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SECTION 4. MANAGEMENT OF TRUST ASSETS

(a)	Prior to a Change of Control, the Company shall, subject to this Section, direct the Trustee with respect to investments.

(1)

The Company may direct the Trustee to segregate all or a portion of the Trust Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

(2)

Thereafter, until a Change of Control, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

(3)

Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term fond established and maintained by the Trustee subject to the instrument establishing such fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(4)

The Trustee shall neither be liable nor responsible for any loss resulting to the Trust Fund solely by reason of any sale or purchase of an investment directed by the Company, an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of the Company, such investment manager or investment committee.

In carrying out any directions of the Company, investment manager or investment committee issued in accordance with this Trust Agreement, the Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the

140679119.2

Company, investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the Company, investment manager or investment committee. The Trustee shall not be charged with knowledge of the tem1ination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

The Company, prior to a Change of Control, may direct the Trustee to invest in securities (including stock and the rights to acquire stock) or obligations issued by the Company.

At the direction of the Company, the Trustee shall exercise any and all voting rights associated with the Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscriptions or conversion rights.

(b)	After a Change of Control, the Trustee, in its sole discretion, shall have the power in investing and reinvesting the Trust Fund:

7616825290766500(1)

To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Fund. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, National Association or an affiliated company acts as the investment advisor) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

(2)	To invest and reinvest all or any portion of the Trust Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3)

To commingle for investment purposes all or any portion of the Trust Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4)	To retain any property at any time received by the Trustee;

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(5)

To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(6)

To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7)

To deposit any prope1ty held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8)	To extend the time of payment of any obligation held by it;

(9)	To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(10) To exercise any and all voting rights associated with Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscription or conversion rights;

(11)	For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(12)

To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Trust Fund to the extent not paid by the Company;

(13)

To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve

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Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(14)

To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(15)	To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(16)

To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such Joan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(17)	Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Fund.

(c)

After a Change of Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 4(b). In investing the Trust assets, the Trustee shall consider:

(1)	the needs of the Plans;

(2)	the need for matching of the Trust assets with the liabilities of the Plans; and

(3)	the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(d)

The Trustee shall have the right, in its sole discretion and upon written notice to the Company, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager.

(e)

The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, after a

II

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Change of Control, no such substitution shall be pe1mitted unless the Trustee determines that the fair market values of the substituted assets are equal.

SECTION 5. POWERS OF TRUSTEE

Subject to Sections 3 and 4, the Trustee shall have full power and authority with respect to any and all moneys, securities and other property at any time received or held in the Trust Fund to do all such acts, take all such proceedings and exercise all such rights and privileges, whether herein specifically referred to or not, as could be done, taken or exercised by the absolute owner thereof, including, without in any way limiting the generality of the foregoing, the following:

(a)To collect and receive the income of the Trust Fund and to invest and reinvest the Trust Fund in investments of any kind, including but not limited to investments administered, advised, custodied, issued, offered, sponsored, underwritten, or otherwise serviced by the Trustee or any of the Trustee's affiliates; To pay the expenses of the Trust (excluding any taxes payable by the Company under Section 2(b)) out of the Trust Fund, including the fees and reasonable expenses of the Trustee and including reasonable compensation for its services as Trustee (if and to the extent that the Company does not pay such expenses and compensation);

(b)To employ suitable agents and counsel, and pay their reasonable expenses and compensation out of the Trust Fund (if and to the extent that the Company does not pay such expenses and compensation);

(c)	To sell, convey, exchange or otherwise dispose of any property at any time held in trust hereunder;
(d)	To hold uninvested any cash contributions to the Trust Fund and to create reserves of cash or other assets of the Trust Fund in the banking department of any affiliate of the Trustee, without liability for interest thereon, for the payment of expenses, or for distributions pursuant to the Plans, or for any other purpose in connection with the Plans, notwithstanding the affiliate's receipt of “float" from such uninvested cash;

(e)To deposit any moneys at any time held in the Trust Fund in any savings bank, in the savings department of any bank or in a banking affiliate of the Trustee;

(f)To invest assets of the Trust Fund in any mutual funds advised by the Trustee or any of its affiliates or for which an affiliate of the Trustee acts as a custodian or other service provider m1d to receive management fees from such mutual funds for services performed for such funds;

(g)To have, respecting bonds, shares of corporate stock and other securities, all the rights, powers and privileges of an owner, including holding securities in the name of the Trustee or in the name of a nominee securities depository with or without disclosure of the Trust, voting any corporate stock either in person or by proxy, with or without power of substitution, making payment of calls, assessments or other sums deemed by the Trustee expedient for the protection of the Trust Fund, exchanging securities, selling or exercising stock subscriptions or conversion rights, participating in foreclosures, reorganizations, consolidations, mergers, liquidations,

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pooling agreements, voting trusts, and assenting to corporate sales, leases and encumbrances. Prior to a Change of Control, the Trustee may provide to the Company the proxy of any security when in the Trustee's judgment the Trustee or one of its affiliates may have a conflict of interest;

(h)To enter into any contracts with, or purchase any annuities from, any insurance company or insurance companies for the purpose of providing for distributions under the Plans; and

(i)To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust or the Trust Fund; to commence or defend legal proceedings for or against the Trust; and to represent the Trust in all proceedings in any court of law or equity or before any other body or tribunal.

(j)The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(k)

Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power and shall not take any action that could result in this Trust being classified as a corporation or a partnership under U.S. federal income tax Jaws, pursuant to section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 6. TAXES, EXPENSES AND COMPENSATION OF TRUSTEE

The Company shall pay any federal, state, local or other taxes imposed with respect to the assets or income of the Trust Fund. The fees and expenses of the Trustee may be revised from time to time as agreed to by the parties. A schedule of the Trustee's fees and expenses shall be agreed upon by the parties hereto. The Trustee's reasonable expenses, including but not limited to the retention of legal counsel, accountants and actuaries and such other professionals as the Trustee determines are necessary or appropriate to enable it to perform its services as Trustee, shall be charged to and payable from the Trust Fund on a monthly basis, or on such other basis as the Trustee deems reasonable, except to the extent that such fees and expenses are paid by the Company.

SECTION 7. RECORDS AND ACCOUNTING

The Trustee shall keep accurate and detailed records and accounts with respect to all assets included in the Trust Fund and all investments, receipts and disbursements and other transactions involving the Trust, except that the Company shall maintain all accounts for Participants and their beneficiaries as provided in the Plans. Within 60 days following the close of each calendar year or the date of removal or resignation of the Trustee or termination of the Trust, the Trustee shall file with the Company a written repo1t setting forth all investments, receipts, disbursements and other transactions effected by it during the calendar year or part thereof for which the report is filed, in such form as the Company and the Trustee shall agree.

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The Trustee also shall render such additional statements or reports to the Company as the Company may reasonably request from time to time. Upon the expiration of one hundred eighty

(180)

days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the propriety of its acts or transactions shown in such account except with respect to any acts or transactions as to which the Company shall within such ninety-day period file with the Trustee a written statement claiming negligence, willful misconduct or lack of good faith on the part of the Trustee.

SECTION 8. INDEMNIFICATION AND LIMITATION OF LIABILITY

The Company shall indemnify and hold the Trustee harmless from and against any liability, and the Trustee will incur no liability to any person for, any claims, liabilities, losses, costs, taxes, penalties, interest, and expenses (including reasonable attorneys' fees) that may be imposed on, included by, or asserted against the Trustee by reason of the Trustee's actions or omissions in connection with this Agreement or the Trust, including but not limited to actions or omissions consistent with directions provided hereunder, unless arising from the Trustee's own gross negligence, willful misconduct, or material breach of the provisions of or its obligations under this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this trust agreement, except as required by law.

All indemnifications and releases provided in this Agreement will survive any Change of Control and the termination of this Agreement.

The Trustee will have no duty to (i) apply for or obtain a ruling from the Internal Revenue Service as to, or otherwise determine, the tax consequences of the Plans, the Plan documents, the Trust, or this Agreement, as to the Company, Participants, beneficiaries, or otherwise, including but not limited to whether the arrangement created hereunder is a safe harbor rabbi trust and whether any action hereunder complies with Code Section 409A; (ii) construe the terms of the Plans; determine eligibility under the Plans (including eligibility for participation, vesting, and distribution, as well as the timing, amount, and form thereof); resolve benefit claims or claim appeals; maintain participant-level records; or otherwise function as the administrator of the Plans; (iii) unless otherwise required by law, give notices or make filings required by applicable statutes or regulations for any plan; (iv) determine, monitor, or collect contributions; (v) inquire whether the Company has timely filed a top-hat exemption letter or has othe1wise satisfied the reporting and disclosure obligations of Part I of Title I of ERISA; (vi) determine, conduct a review of, make recommendations with respect to, or otherwise question the investment policy guidelines, the classes of permissible investments under this Agreement; buying, holding, or selling Trust assets with respect to any portion of the Trust over which anyone other than the Trustee has investment authority; and the compliance of such buying, holding, and selling with the investment policy guidelines; (vii) monitor service providers hired by the Company; or (viii) make a distribution to the extent that Trust assets, when reduced by taxes applicable to such distribution, when further reduced by expenses payable by the Trust, are less than the amount of the payment.

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SECTION 9. ADMINISTRATION OF THE PLANS; COMMUNICATIONS

(a)The Company shall administer the Plans as provided therein and subject to Section 3(d), the Trustee shall not be responsible in any respect for administering the Plans. The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge all payments and liabilities under the Plans.

(b)Any action of the Company under any provision of this Agreement shall be evidenced by a written instrument signed by an authorized agent of the Company. The Company shall furnish the Trustee from time to time with evidence satisfactory to the Trustee as to the agents authorized to sign such instruments.

(c)If a provision of this Trust Agreement requires that a communication or document be provided to the Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if the Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Company. If this Trust Agreement requires that a communication or document be signed, an electronic signature satisfies that requirement. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender's name or electronic address appears as part of, or is transmitted with, the electronic record. The Trustee will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall the Trustee incur any liability in executing instruction from any person or entity authorized to act on behalf of the Company prior to receipt by it of notice of the revocation of the written authority of such person or entity.

SECTION 10. RESIGNATION OR REMOVAL OF TRUSTEE

(a)The Trustee may resign at any time and for any reason before a Change of Control upon written notice to the Company. After receipt of such written notice, the Company shall appoint a successor trustee that will become Trustee upon its acceptance of the Trust. The Trustee's resignation shall become effective upon the earlier of the date six months after such written notice is provided or the date the successor trustee is appointed by the Company and accepts the Trust. If the Company fails to deliver to the Trustee a successor's written acceptance of ownership within six months of received notice of the Trustee's resignation, the Trustee may immediately petition a court of competent jurisdiction at Trust expense for the appointment of a successor. Even so, the Trustee shall have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Section 1O(a).

(b)After a Change of Control, the Trustee may resign at any time and for any reason upon written notice to the Company. Such resignation shall become effective only if:

(i)The Trustee has obtained the agreement of a bank to act as successor trustee which bank is among the 100 largest banks in the United States, as measured by deposits; or

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(ii)A court of competent jurisdiction has appointed a successor trustee, but only after the Trustee has used reasonable efforts to find a successor pursuant to (i) above.

The Trustee shall continue to be trustee of the Trust Fund until the new trustee is in place, and the Trustee shall be entitled to expenses and fees (including expenses incurred in finding a successor trustee or petitioning a court to name a successor trustee) through the later of the effective date of its resignation as Trustee or the end of its custodianship of the Trust Fund.

(c)

Prior to a Change of Control, the Company may remove the Trustee upon 30 days written notice to the Trustee, or upon such shorter period as is acceptable to the Trustee. Such removal shall become effective, however, only upon the occurrence of all of the following events:

(i)	The appointment by the Company of a successor trustee;

(ii)	The acceptance of the Trust by the successor trustee; and

(iii)	The delivery of the Trust Fund to the successor trustee.

Upon designation or appointment of a successor trustee, the Trustee shall transfer the Trust Fund to the successor trustee reserving such reasonable sums as the Trustee shall deem necessary to defray its expenses in settling its accounts and to pay any of its compensation due and unpaid. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the Trust Fund held by the successor trustee, or both.

SECTION 11. AMENDMENT OF AGREEMENT; TERMINATION OF TRUST

(a)

At any time prior to a Change of Control, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 2(b).

(b)The provisions of this Agreement and the Trust created hereby may not be amended or terminated after a Change of Control, except to the extent required by applicable law or until the date on which Participants and their beneficiaries have received all of the benefits due to them under the terms and conditions of the Plans, but no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

(c)In the event the Company terminates the Trust prior to the occurrence of a Change of Control, the Trustee shall reserve such sums as it deems necessary to pay its fees and expenses, and shall distribute all remaining assets of the Trust Fund in accordance with the written directions of the Company and this Section 11. If the Company revokes the Trust under Section 2(b), the Trust shall be considered terminated.

(d)After a Change of Control, upon written approval of a majority of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company

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may amend or terminate this Trust prior to final payment of all amounts payable to all of the Participants and their beneficiaries pursuant to such terms.

(e)The Trust shall be terminated upon the final payment of all amounts payable to all of the Participants and their beneficiaries pursuant to the Plans, and the payment of all amounts due to the Trustee and all costs and expenses chargeable to the Trust.

(f)Promptly upon termination of this Trust for any of the reasons described in this Section 11, and after payment of all fees, expenses and indemnities due to or incurred by the Trustee hereunder, any remaining portion of the Trust Fund shall be paid promptly to the Company.

SECTION 12. CONFIDENTIALITY

This Trust Agreement and certain information relating to the Trust is "Confidential Inforn1ation" pursuant to applicable federal and state law, and as such it shall be maintained in confidence and not disclosed, used or duplicated, except as described in this Section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder and Ille Company has authorized the Trustee to do so, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain appropriate information security programs and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Info1mation shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law, according to the advice of competent counsel, to disclose Confidential Information, the receiving party may do so without breaching this Section, but shall first, if feasible and legally permissible, provide Ille disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section.

SECTION 13. FORCE MAJEURE

Notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible or liable for any losses to the Trust Fund resulting from any event beyond the reasonable control of the Trustee, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, eminent domain or similar action by any governmental authority; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utility, telecommunication, or computer systems; or

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any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or poor or incomplete data provided by the Company; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event.

SECTION 14. GOVERNING LAW; SEVERABILITY

(a)This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.

(b)Any provision of this Agreement that is determined to be invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

(c)This is Agreement shall have binding effect on the successors and assigns of the Company and on all parent and subsidiary companies related to any such successor or assign.

(d)This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.

(e)Benefits payable to Participants and their beneficiaries may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

IN WITNESS •WHEREOF, the parties hereto have caused this amended and restated Agreement to be executed by their duly authorized officers as of this 23rd day of August 2018.

POTLATHCDELTIC  CORPORATION

By: /s/__________________________

Its: VP Human Resources

WELLS FARGO BANK NATIONAL ASSOCIATION

By:/s/___________________________

Its: Senior Vice President

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Schedule 1 The Plans

Potlatch Corporation Salaried Employees' Supplemental Benefit Plan Potlatch Corporation Salaried Supplemental Benefit Plan II

Potlatch Corporation Management Performance Award Plan Potlatch Corporation Management Perf01mance Award Plan II Potlatch Corporation Annual Incentive Plan

Potlatch Corporation Management Deferred Compensation Plan *

Potlatch Corporation Severance Program for Executive Employees Potlatch Corporation Deferred Compensation Plan for Directors Potlatch Corporation Deferred Compensation Plan for Directors II Potlatch Salaried Severance Plan**

Deltic Timber Corporation Supplemental Executive Retirement Plan

Supplemental Retirement Benefit and Life Insurance Agreement Between Potlatch Corporation and Richard B. Madden dated as of February 19, 1988

* The contributions made to the Trust Fund by the Company with respect to Directed Investment Accounts under the Management Deferred Compensation Plan shall be held in separate sub-accounts and the provisions of Section 3 shall apply separately to such sub-accounts.

** The contributions made to the Trust Fund by the Company with respect to the Salaried Severance Plan shall be held in a separate sub-account and the provisions of Section 3 shall apply separately to such sub-account.

Severance and/or Employment Agreements:

Akerman, Jr., Emory S.

Bacon, Susan C. (Beneficiary of John W. Bacon) Biazzo, Thomas A.

Black, Douglas L.

Brenner, Richard J, Bullard, Richard W. Cheek, George C. Clark, Kenneth L. Covey, Michael J. Crane, Jane E.

Davis, Brian W. Deward, Carl Durand, Daniel J

Hanby, Jr, John E.

Hawley Jr., Robert J. Kosloski, Ervin D, Madden, Richard B:

Martin, F. Lynn McAdoo, James C. Nordholm, Richard C. Norha, Patrick R.

Page, Gordon R.

Palkie, Thomas G. Powell, Sandra T.

Robison, John G.

Rosenbaum, Lester G. Scott, Lorrie D. Smrekar, Thomas J. Stinnett, Brent L. Warner, Richard V.